Press Release

AIG

175 Water Street

New York, NY

10038

www.aig.com

Exhibit 99.2

FOR IMMEDIATE RELEASE

Contacts:
Liz Werner (Investors): 212-770-7074; elizabeth.werner@aig.com
Fernando Melon (Investors): 212-770-4630; fernando.melon@aig.com
Jennifer Hendricks Sullivan (Media): 212-770-3141; jennifer.sullivan@aig.com

AIG ANNOUNCES PRICING FOR ITS CASH TENDER OFFER

NEW YORK, March 8, 2016 – American International Group, Inc. (NYSE: AIG) today announced the applicable Reference Yields and Total Consideration for its previously announced cash tender offer for the notes and debentures issued or guaranteed by AIG listed in the table below. The complete terms of the tender offer are set forth in the offer to purchase dated February 23, 2016 (the “Offer to Purchase”) and the related letter of transmittal. The early participation date for the tender offer was 5:00 p.m., New York City time, on March 7, 2016. The expiration date of the tender offer is 11:59 p.m., New York City time, on March 21, 2016, unless extended. The payment date for this tender offer will be promptly following its expiration and is expected to be on or about March 23, 2016. Consummation of the tender offer is subject to a number of conditions (as described in the Offer to Purchase). Withdrawal rights for the tender offer expired at 5:00 p.m., New York City time, on March 7, 2016 and have not been extended.

Holders who validly tendered and did not validly withdraw their notes or debentures at or prior to 5:00 p.m., New York City time, on March 7, 2016, and whose tenders are accepted for purchase, will receive the Total Consideration set forth in the table below, which includes an early participation amount of $50, £50 or €50 for each $1,000, £1,000 or €1,000 principal amount, as applicable, of notes and debentures validly tendered and accepted for purchase. Holders validly tendering their notes or debentures after 5:00 p.m., New York City time, on March 7, 2016, and on or prior to the expiration date and whose securities are accepted for purchase, will be eligible to receive only the applicable “Tender Offer Consideration,” which is equal to the Total Consideration less the early participation amount. Holders whose notes and debentures are accepted in this tender offer will also receive a cash payment representing accrued interest from the most recent interest payment date to but excluding the payment date.

AIG intends to accept all notes or debentures validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on March 7, 2016; provided that if the aggregate principal amount of notes or debentures validly tendered prior to the expiration date exceeds $1.0 billion, AIG will accept for payment all notes or debentures validly tendered in accordance with the acceptance priority levels set forth in the table below. Assuming no additional notes or debentures are validly tendered after the early participation date and the payment date for this tender offer occurs on March 23, 2016, the aggregate purchase price of the notes and debentures to be purchased in this tender offer (not including accrued and unpaid interest) will be approximately $820.8 million.

Copies of the Offer to Purchase and the related letter of transmittal are available at the following web address: http://www.gbsc-usa.com/aig/.

FOR IMMEDIATE RELEASE

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This press release is qualified in its entirety by the Offer to Purchase and related letter of transmittal.

AIG has retained Credit Suisse Securities (Europe) Limited, Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC as the Joint Lead Dealer Managers. Global Bondholder Services Corporation is the Information Agent and Depositary. For additional information regarding the terms of the tender offer, please contact: Credit Suisse Securities (Europe) Limited at +44 (0) 207 888 5564; Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll-free) or (212) 538-2147 (collect); or Wells Fargo Securities, LLC at (866) 309-6316 (toll-free) or (704) 410-4760 (collect). Requests for documents and questions regarding the tendering of securities may be directed to Global Bondholder Services Corporation by telephone at (212) 430-3774 (for banks and brokers only), (866) 924-2200 (for all others toll-free) or +001 (212) 430-3774 (international), by email at aig@gbsc-usa.com or to the Joint Lead Dealer Managers at their respective telephone numbers.

This news release does not constitute an offer or an invitation by AIG to participate in the tender offer in any jurisdiction in which it is unlawful to make such an offer or solicitation in such jurisdiction.

Certain statements in this press release, including those describing the completion of the tender offer, constitute forward-looking statements. These statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. Factors that could cause actual results to differ, possibly materially, from those in the forward-looking statements are discussed throughout AIG’s periodic filings with the SEC pursuant to the Securities Exchange Act of 1934.

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American International Group, Inc. (AIG) is a leading global insurance organization. Founded in 1919, today we provide a wide range of property casualty insurance, life insurance, retirement products, mortgage insurance and other financial services to customers in more than 100 countries and jurisdictions. Our diverse offerings include products and services that help businesses and individuals protect their assets, manage risks and provide for retirement security. AIG common stock is listed on the New York Stock Exchange and the Tokyo Stock Exchange.

Additional information about AIG can be found at www.aig.com and www.aig.com/strategyupdate | YouTube: www.youtube.com/aig | Twitter: @AIGinsurance | LinkedIn: http://www.linkedin.com/company/aig. These references with additional information about AIG have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

AIG is the marketing name for the worldwide property-casualty, life and retirement, and general insurance operations of American International Group, Inc. For additional information, please visit our website at www.aig.com. All products and services are written or provided by subsidiaries or affiliates of American International Group, Inc. Products or services may not be available in all countries, and coverage is subject to actual policy language. Non-insurance products and services may be provided by independent third parties. Certain property-casualty coverages may be provided by a surplus lines insurer. Surplus lines insurers do not generally participate in state guaranty funds, and insureds are therefore not protected by such funds.

FOR IMMEDIATE RELEASE

Title of Security	Issuer	Security Identifier(s)	Principal Amount Outstanding (millions)	Acceptance Priority Level	Reference Yield	Reference Security/ Interpolated Rate	Fixed Spread	Total Consideration(1)(2)
8 1⁄8% Junior Subordinated Deferrable Interest Debentures, Series B	AIG Life Holdings, Inc.*	CUSIP: 00138GAC3 ISIN: US00138GAC33	$227.3	1	2.612%	3.000% U.S. Treasury due 11/15/2045	370	$1,242.62

8.175% Series A-6 Junior Subordinated Debentures	AIG	CUSIP: 026874BS5 026874BR7 (144A) U02687BW7 (Reg. S) ISIN: US026874BS54 US026874BR71 (144A) USU02687BW75 (Reg. S)	$607.2	2	2.612%	3.000% U.S. Treasury due 11/15/2045	350	$1,248.42

6.25% Series A-1 Junior Subordinated Debentures	AIG	CUSIP: 026874BE6 ISIN: US026874BE68	$403.2	3	2.612%	3.000% U.S. Treasury due 11/15/2045	330	$1,040.31

8 1⁄2% Junior Subordinated Debentures due 2030	AIG Life Holdings, Inc.*	CUSIP: 00138GAA7 ISIN: US00138GAA76	$116.4	4	1.820%	1.625% U.S. Treasury due 02/15/2026	350	$1,315.07

7.57% Junior Subordinated Deferrable Interest Debentures, Series A	AIG Life Holdings, Inc.*	CUSIP: 00138GAB5 ISIN: US00138GAB59	$78.9	5	2.612%	3.000% U.S. Treasury due 11/15/2045	370	$1,167.67

8.625% Series A-8 Junior Subordinated Debentures†	AIG	ISIN: XS0365317113 (144A) XS0365314284 (Reg. S)	£5.6	6	0.252%	5.00% UK Treasury due 03/07/2018	220	£1,129.32

8.000% Series A-7 Junior Subordinated Debentures†	AIG	ISIN: XS0365324838 (144A) XS0365323608 (Reg. S)	€12.9	7	-0.196%	May 2018 Interpolated Swap Rate	155	€1,140.72

5.60% Debentures Due July 31, 2097	SunAmerica Inc.**	CUSIP: 866930AG5 ISIN: US866930AG50	$20.3	8	2.612%	3.000% U.S. Treasury due 11/15/2045	360	$902.07

FOR IMMEDIATE RELEASE

Title of Security	Issuer	Security Identifier(s)	Principal Amount Outstanding (millions)	Acceptance Priority Level	Reference Yield	Reference Security/ Interpolated Rate	Fixed Spread	Total Consideration(1)(2)
6 5⁄8% Notes Due 2029	AIG Life Holdings, Inc.*	CUSIP: 026351AZ9 ISIN: US026351AZ90	$150.0	9	1.820%	1.625% U.S. Treasury due 02/15/2026	320	$1,150.95

6.820% Dollar Notes Due November 15, 2037	AIG	CUSIP: 026874CW5 026874CE5 (144A) U02687 CJ5 (Reg. S) ISIN: US026874CW 57 US026874CE59 (144A) USU02687CJ55 (Reg. S)	$243.5	10	2.612%	3.000% U.S. Treasury due 11/15/2045	285	$1,171.09

6.25% Notes Due 2036	AIG	CUSIP: 026874AZ0 026874AY3 (144A) U02687AF5 (Reg. S) ISIN: US026874AZ07 US026874AY32 (144A) USU02687AF51 (Reg. S)	$1,000.0	11	2.612%	3.000% U.S. Treasury due 11/15/2045	285	$1,095.37

*	Guaranteed by AIG.
**	All obligations of SunAmerica Inc. were assumed by AIG in 1999.
†	Listed on the Official List of the Irish Stock Exchange and traded on its regulated market.
(1)	The Total Consideration payable for each $1,000, £1,000 or €1,000 principal amount of notes or debentures validly tendered on or prior to 5:00 p.m., New York City time, on the early participation date and accepted for purchase by AIG includes the early participation amount. In addition, holders whose notes or debentures are accepted will also receive accrued interest on such note or debenture.
(2)	Assuming payment is made on March 23, 2016. Per $1,000, £1,000 or €1,000 principal amount of notes or debentures.

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